Exhibit 77(e)(2)

AMENDED Schedule B

Advisory Fees

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING American Century Small-Mid Cap Value Portfolio	1.00%
ING Baron Small Cap Growth Portfolio	0.85% of the first $2 billion of assets 0.80% of assets thereafter
ING Columbia Small Cap Value Portfolio	0.75%
ING Davis New York Venture Portfolio	0.80%
ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series
ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series
ING Global Bond Portfolio	0.50% on the first $4 billion; 0.475% on the next $1 billion; 0.45% on the next $1 billion; 0.43% on assets thereafter
ING Index Solution 2015 Portfolio	0.10%
ING Index Solution 2025 Portfolio	0.10%
ING Index Solution 2035 Portfolio	0.10%
ING Index Solution 2045 Portfolio	0.10%
ING Index Solution 2055 Portfolio	0.10%
ING Index Solution Income Portfolio	0.10%
ING JPMorgan Mid Cap Value Portfolio	0.75%

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Legg Mason ClearBridge Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million
ING Oppenheimer Global Portfolio	0.60% of the first $4 billion of assets 0.58% of the next $4 billion of assets 0.56% of assets thereafter
ING PIMCO Total Return Portfolio	0.50%
ING Pioneer High Yield Portfolio	0.60% on the first $2 billion; 0.50% on the next $1 billion; 0.40% on the next $1 billion; 0.30% on assets thereafter
ING Solution 2015 Portfolio	0.10%
ING Solution 2025 Portfolio	0.10%
ING Solution 2035 Portfolio	0.10%
ING Solution 2045 Portfolio	0.10%
ING Solution 2055 Portfolio	0.10%
ING Solution Aggressive Growth Portfolio	0.10%
ING Solution Conservative Portfolio	0.10%
ING Solution Growth Portfolio	0.10%
ING Solution Income Portfolio	0.10%
ING Solution Moderate Portfolio	0.10%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%
ING T. Rowe Price Growth Equity Portfolio	0.60%
ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million; 0.75% on assets over $500 million

SERIES	ADVISORY FEES (as a percentage of average daily net assets)
ING Thornburg Value Portfolio	0.65%
ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million
ING Van Kampen Comstock Portfolio	0.60%
ING Van Kampen Equity and Income Portfolio	0.55%